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                                                                    EXHIBIT 23.4


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.


                                    /s/ BDO Deutsche Warentreuhand
                                    Aktiengesellschaft
                                    ------------------------------
                                    BDO Deutsche Warentreuhand
                                    Aktiengesellschaft
                                    Wirtschaftsprufungsgesellschaft



Hamburg
August 29, 1997